United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2020, Clarus Corporation (the “Company”) entered into an employment agreement with Mr. Aaron Kuehne (the “Kuehne Employment Agreement”), the Company’s current Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer, which provides for Mr. Kuehne’s continued employment as Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer of the Company for a term expiring on August 27, 2023, subject to certain termination rights, during which time he will receive an annual base salary of $350,000.

Under the terms of the Kuehne Employment Agreement, the Company issued and granted to Mr. Kuehne an option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”), having an exercise price per share of $15.00, which will vest and become exercisable in three equal annual installments commencing on August 27, 2021.

Also under the terms of the Kuehne Employment Agreement, the Company issued and granted to Mr. Kuehne a restricted stock award of 100,000 restricted shares pursuant to the Plan, all of which will vest if, on or before August 27, 2023, the closing share price of the Company’s common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Kuehne is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Kuehne’s annual base salary. Mr. Kuehne will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

The Kuehne Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company, as more particularly set forth in the Kuehne Employment Agreement.

In the event that Mr. Kuehne’s employment is terminated as a result of his death or permanent disability, Mr. Kuehne or his estate will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus pro rated for the portion of the year in which such termination occurred. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne’s employment is terminated by the Company for “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Kuehne is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Kuehne’s employment is terminated by the Company without “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, in each case payable in accordance with the Company’s normal payroll practices; provided that Mr. Kuehne executes a Separation Agreement and General Release Agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne other than as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by either party within 30 days of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period; provided that Mr. Kuehne executes a Separation Agreement and General Release Agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Kuehne to provide consulting services described in the Kuehne Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kuehne will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kuehne Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne fails to comply with any of his obligations under the Kuehne Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Kuehne will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Kuehne Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kuehne Employment Agreement.

All payments and benefits provided under the Kuehne Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The Kuehne Employment Agreement contains provisions designed to reduce (but not below 0) any payments otherwise required to be paid to Mr. Kuehne if the same would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), to the minimum extent necessary so that such excise tax is not imposed. The Kuehne Employment Agreement also contains provisions intended to comply with Section 409A of the Code.

The foregoing description of the Kuehne Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Kuehne Employment Agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)	The disclosure set forth in Item 1.01 of this Report with respect to Mr. Kuehne is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated as of August 27, 2020, between Clarus Corporation and Aaron Kuehne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020

CLARUS CORPORATION

By: /s/ John C. Walbrecht Name: John C. Walbrecht Title: President